Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-155421) on Form S-3 of our report dated February 27, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble Corporation, which appears in Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 10, 2009